Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Christopher Ranjitkar
Senior Director, Investor Relations
(617) 796-7651
Tremont Mortgage Trust Announces Second Quarter 2019 Results
Second Quarter Loan Originations of $80.1 Million
Second Quarter Net Income per diluted share of $0.16
Second Quarter Core Earnings per diluted share of $0.20
_______________________________________________________________
Newton, MA (August 6, 2019): Tremont Mortgage Trust (Nasdaq: TRMT) today announced financial results for the quarter and six months ended June 30, 2019.
David Blackman, President and Chief Executive Officer of TRMT, made the following statement:
“During the second quarter, we closed three loans with total gross commitments of $80.1 million. We also completed an equity offering, raising net proceeds of approximately $26.1 million. At this time, we are focused on managing our current loan portfolio and funding distributions to our shareholders. Over the past couple of quarters, we have demonstrated our ability to build a solid pipeline of prospective investments and believe our growth is limited by our ability to access accretive capital. We continue to explore additional options to increase our investment capacity and remain confident in the long-term prospects for our business.”
Results for the Quarter Ended June 30, 2019:
For the quarter ended June 30, 2019, net income was $0.9 million, or $0.16 per diluted share, compared to a net loss of $0.8 million, or $(0.25) per diluted share, for the same quarter last year. Core Earnings for the quarter ended June 30, 2019 were $1.1 million, or $0.20 per diluted share, compared to a Core Loss of $0.6 million, or $(0.19) per diluted share, for the same quarter last year.
For the quarter ended June 30, 2019, TRMT generated interest income of $3.9 million and incurred interest and related expenses of $2.0 million, which resulted in $1.9 million of income from investments, net, compared to interest income of $0.5 million and interest and related expenses of $0.1 million, which resulted in $0.4 million of income from investments, net, for the same quarter last year.
Results for the Six Months Ended June 30, 2019:
For the six months ended June 30, 2019, net income was $1.5 million, or $0.34 per diluted share, compared to a net loss of $1.7 million, or $(0.55) per diluted share, for the same period last year. Core Earnings for the six months ended June 30, 2019 were $1.7 million, or $0.40 per diluted share, compared to a Core Loss of $1.5 million, or $(0.48) per diluted share, for the same period last year.
For the six months ended June 30, 2019, TRMT generated interest income of $6.9 million and incurred interest and related expenses of $3.6 million, which resulted in $3.3 million of income from investments, net, compared to interest income of $0.7 million and interest and related expenses of $0.1 million, which resulted in $0.6 million of income from investments, net, for the same period last year.

Additional information and a reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to Core Earnings (Loss), a non-GAAP financial measure, for the quarters ended June 30, 2019 and 2018 appear later in this press release.
Recent Investment Activities:
As previously reported, in May 2019, TRMT closed a $37.6 million first mortgage whole loan to finance the acquisition of a 932,000 square foot multitenant industrial facility located in Barrington, NJ at an as is loan to value ratio, or LTV, of approximately 79%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $34.9 million at closing, includes a future funding allowance of $2.7 million for property improvements and leasing capital and has a three year term with a one year extension option subject to the borrower meeting certain conditions. As of June 30, 2019, TRMT had not advanced any of this future funding allowance.
Also in May 2019, TRMT closed a $28.0 million first mortgage whole loan to refinance a 220 unit multifamily property in Houston, TX at an as is LTV of approximately 56%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 350 basis points. This loan funded $27.5 million at closing, includes a future funding allowance of $0.5 million to cover interest shortfalls and has an 18 month term with two, one year extension options subject to the borrower meeting certain conditions. As of June 30, 2019, TRMT had not advanced any of this future funding allowance.
In June 2019, TRMT closed a $14.5 million first mortgage whole loan to finance the acquisition of a 158,000 square foot retail center located in Omaha, NE at an as is LTV of approximately 77%. This loan requires the borrower to pay interest at a per annum floating rate of LIBOR plus a premium of 365 basis points. This loan funded $13.0 million at closing, includes a future funding allowance of $1.5 million for property improvements and leasing capital and has a three year term with two, one year extension options subject to the borrower meeting certain conditions. As of June 30, 2019, TRMT had not advanced any of this future funding allowance.
In July 2019, TRMT received repayment notices with respect to two of its loans held for investment stating that the loans would be repaid in August 2019. At the time of notice, there was approximately $53.6 million of aggregate principal amount outstanding under these loans which the borrowers are required to pay, together with the applicable accrued interest, an exit fee and any expenses incurred by TRMT with respect to the applicable loan. When these loans are repaid, TRMT will be required to repay the associated outstanding balances under its note payable with Texas Capital Bank, National Association, and master repurchase facility with Citibank, N.A.
Recent Financing Activities:
During the quarter ended June 30, 2019, TRMT borrowed approximately $14.2 million under its credit agreement with its manager, Tremont Realty Advisors LLC, as lender, or the RMR Credit Agreement, to fund investments.
Also during the quarter ended June 30, 2019, Citibank, N.A. advanced approximately $61.1 million to TRMT under its master repurchase facility with respect to the three first mortgage whole loans closed by TRMT during the quarter, which represented 76% of the weighted average aggregate outstanding principal of those loans.
As previously reported, in May 2019, TRMT issued and sold 5,000,000 of its common shares at a price of $5.65 per share in a public offering for total net proceeds of approximately $26.1 million. TRMT's manager purchased 1,000,000 TRMT common shares in the offering at the public offering price, without the payment of any underwriting discounts. The net proceeds of this offering were used to repay the approximate $14.2 million balance then outstanding under the RMR Credit Agreement and to reduce borrowings under TRMT's master repurchase facility by approximately $11.9 million. After repayment of the outstanding balance under the RMR Credit Agreement, the RMR Credit Agreement was terminated.
Distributions:
On May 16, 2019, TRMT paid a regular quarterly distribution to common shareholders of record as of April 29, 2019 of $0.22 per common share, or $0.7 million.
On July 18, 2019, TRMT declared a regular quarterly distribution to common shareholders of record as of July 29, 2019 of $0.22 per common share, or approximately $1.8 million. TRMT expects to pay this distribution on or about August 15, 2019.

Conference Call:
At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, David Blackman, and Chief Financial Officer and Treasurer, Doug Lanois, will host a conference call to discuss TRMT’s second quarter 2019 financial results. The conference call telephone number is (833) 366-1119. Participants calling from outside the United States and Canada should dial (412) 902-6771. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Tuesday, August 13, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132497.
A live audio webcast of the conference call will also be available in a listen-only mode on TRMT’s website, which is located at www.trmtreit.com. Participants wanting to access the webcast should visit TRMT’s website about five minutes before the call. The archived webcast will be available for replay on TRMT’s website following the call for about one week. The transcription, recording and retransmission in any way of TRMT’s second quarter conference call are strictly prohibited without the prior written consent of TRMT.
Supplemental Data:
A copy of TRMT’s Second Quarter 2019 Supplemental Operating and Financial Data is available for download at TRMT’s website, www.trmtreit.com. TRMT’s website is not incorporated as part of this press release.
TRMT is a real estate finance company that focuses primarily on originating and investing in first mortgage whole loans secured by middle market and transitional commercial real estate. TRMT is managed by Tremont Realty Advisors LLC, a Securities and Exchange Commission, or SEC, registered investment adviser and an indirect subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.
Non-GAAP Financial Measures:
TRMT presents Core Earnings (Loss) which is considered a “non-GAAP financial measure” within the meaning of the applicable SEC rules. Core Earnings (Loss) does not represent net income (loss) or cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or an indication of TRMT's cash flows from operations determined in accordance with GAAP, a measure of TRMT's liquidity or operating performance or an indication of funds available for TRMT's cash needs. In addition, TRMT's methodology for calculating Core Earnings (Loss) may differ from the methodologies employed by other companies to calculate the same or similar supplemental performance measures; therefore, TRMT's reported Core Earnings (Loss) may not be comparable to the core earnings as reported by other companies.
TRMT believes that Core Earnings (Loss) provides meaningful information to consider in addition to net income and cash flows from operating activities determined in accordance with GAAP. This measure helps TRMT to evaluate its performance excluding the effects of certain transactions and GAAP adjustments that TRMT believes are not necessarily indicative of TRMT's current loan portfolio and operations. In addition, Core Earnings (Loss) is used in determining the amount of business management and incentive fees payable by TRMT to TRMT's manager under TRMT's management agreement.
Please see the pages attached hereto for a more detailed statement of TRMT’s operating results and financial condition and for an explanation of TRMT’s calculation of Core Earnings (Loss) and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
INCOME FROM INVESTMENTS:
Interest income from investments	$3,913	$495	$6,913	$728
Less: interest and related expenses	(2,031)	(66)	(3,580)	(103)
Income from investments, net	1,882	429	3,333	625

OTHER EXPENSES:
Management fees (1)	—	222	—	447
General and administrative expenses	618	613	1,121	1,158
Reimbursement of shared services expenses	370	375	740	750
Total expenses	988	1,210	1,861	2,355

Net income (loss)	$894	$(781)	$1,472	$(1,730)

Weighted average common shares outstanding - basic and diluted	5,401	3,123	4,275	3,117

Net income (loss) per common share - basic and diluted	$0.16	$(0.25)	$0.34	$(0.55)

(1)
In June 2018, TRMT's manager agreed to waive any base management fees otherwise due and payable pursuant to TRMT's management agreement for the period beginning July 1, 2018 until June 30, 2020. As a result, TRMT did not recognize any base management fees for the three or six months ended June 30, 2019. If TRMT's manager had not agreed to waive these base management fees, TRMT would have recognized base management fees of $267 and $490 for the three and six months ended June 30, 2019, respectively.

TREMONT MORTGAGE TRUST
CALCULATION AND RECONCILIATION OF CORE EARNINGS (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reconciliation of Net Income (Loss) to Core Earnings (Loss) (1):
Net income (loss)	$894	$(781)	$1,472	$(1,730)
Non-cash equity compensation expense	185	203	220	231
Core Earnings (Loss)	$1,079	$(578)	$1,692	$(1,499)

Weighted average common shares outstanding - basic and diluted	5,401	3,123	4,275	3,117

Core Earnings (Loss) per common share - basic and diluted	$0.20	$(0.19)	$0.40	$(0.48)

(1)
TRMT calculates Core Earnings (Loss) as net income (loss), computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP, and excluding: (a) the incentive fees earned by TRMT's manager (if any); (b) depreciation and amortization (if any); (c) non-cash equity compensation expense; (d) unrealized gains, losses and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income (loss) under GAAP) (if any); and (e) one time events pursuant to changes in GAAP and certain non-cash items (if any).

TREMONT MORTGAGE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)
(unaudited)

	June 30,	December 31,
	2019	2018
ASSETS
Cash and cash equivalents	$11,467	$27,024
Restricted cash	—	311
Loans held for investment, net	258,957	135,844
Accrued interest receivable	869	344
Due from related persons	12	—
Prepaid expenses and other assets	299	390
Total assets	$271,604	$163,913

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable, accrued liabilities and deposits	$1,085	$935
Master repurchase facility, net	152,620	71,691
Note payable, net	31,523	31,485
Due to related persons	—	134
Total liabilities	185,228	104,245

Commitments and contingencies

Shareholders' equity:
Common shares of beneficial interest, $0.01 par value per share; 25,000,000 shares authorized; 8,193,173 and 3,178,817 shares issued and outstanding, respectively	82	32
Additional paid in capital	88,778	62,540
Cumulative net loss	(1,432)	(2,904)
Cumulative distributions	(1,052)	—
Total shareholders’ equity	86,376	59,668
Total liabilities and shareholders' equity	$271,604	$163,913

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever TRMT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, TRMT is making forward-looking statements. These forward-looking statements are based upon TRMT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by TRMT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond TRMT's control. For example:

•
Mr. Blackman states that, at this time, TRMT is focused on managing its current portfolio and funding distributions to its shareholders. This statement may imply that TRMT will successfully manage its current portfolio and maintain its current distribution rate. However, TRMT's investments are subject to various risks, some of which are beyond its control, including risks that borrowers may default on their payment obligations or prepay their loans and TRMT being unable to redeploy the prepaid amounts in new investments that provide similar returns at comparable risk. Further, any future distributions TRMT may make are subject to being declared by TRMT’s Board of Trustees, in its sole discretion. TRMT’s Board of Trustees considers many factors when determining whether to declare distributions, including TRMT's historical and projected income, Core Earnings (Loss), the then current and expected needs and availability of cash to pay TRMT’s obligations and fund its investments, distributions which may be required to be paid by TRMT to maintain its qualification for taxation as a real estate investment trust, limitations on distributions contained in TRMT's financing arrangements and other factors deemed relevant by TRMT’s Board of Trustees in its discretion. Therefore, TRMT cannot be sure that it will continue to successfully manage its current portfolio or pay distributions in the future, or that the amount of any distributions TRMT does pay will not decrease.

•
Mr. Blackman states that TRMT has demonstrated its ability to build a solid pipeline of prospective investments and believes its growth is limited by its ability to access accretive capital. Mr. Blackman also states that TRMT continues to explore additional options to increase its investment capacity and remains confident in the long-term prospects for its business. However, TRMT’s business is subject to various risks, including the competitive nature of the industry in which it operates. As a result, TRMT may not be successful in continuing to build a pipeline of prospective investments. In addition, TRMT may not be able to access capital in the near or longer term on desirable terms or at all. Further, TRMT may not be successful in obtaining all or any of the leverage it currently expects to be able to obtain with respect to any such additional capital.

The information contained in TRMT’s filings with the SEC, including under “Risk Factors” in TRMT’s periodic reports, or incorporated therein, identifies other important factors that could cause TRMT’s actual results to differ materially from those stated in or implied by TRMT’s forward-looking statements. TRMT’s filings with the SEC are available on the SEC's website at www.sec.gov.
You should not place undue reliance upon forward-looking statements.
Except as required by law, TRMT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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